Exhibit 99.4

Dear Member:

We are writing to tell you of an investment opportunity, and just as importantly, to request your vote on an important matter.

Pursuant to a Plan of Conversion and Reorganization (the “Plan”), Banks of the Chesapeake, M.H.C. (the “MHC”) is reorganizing from the mutual holding company to the stock holding company form of organization. As a part of the Plan, CBM Bancorp, Inc., the newly formed stock holding company for Chesapeake Bank of Maryland (the “Bank”), is conducting an offering of shares of its common stock.

As a depositor of the Bank, you are also a member of the MHC and have the right to vote on approval of the Plan. You also have a priority right to subscribe for shares of CBM Bancorp, Inc. common stock before the stock is offered to the local community and the general public. Enclosed are a prospectus, a stock order form, a proxy statement, and other materials further describing the Plan and the offering.

THE PROXY VOTE – Approval of the Plan requires the approval of our members. Your Board of Directors urges you to vote “FOR” approval of the Plan.

Please note that the conversion and reorganization will not result in changes to account numbers, interest rates or other terms of accounts with the Bank. Deposit accounts will not be converted to stock and will continue to be insured by the FDIC up to the maximum legal limits. In addition, voting for approval of the Plan does not obligate you to purchase shares of our common stock.

You may have received more than one proxy card, depending on the number and ownership structure of your accounts. Please vote each proxy card you received. Not voting the enclosed proxy card(s) will have the same effect as voting against the Plan. YOU MAY CAST YOUR VOTES IMMEDIATELY BY TELEPHONE OR INTERNET, by following the simple instructions on your proxy card. Alternatively, to vote by mail, please sign each proxy card and mail the card(s) in the proxy reply envelope provided.

THE STOCK OFFERING - As a depositor of the Bank, you have a priority right, but no obligation, to buy shares of CBM Bancorp, Inc. common stock during our subscription offering before the shares are made available for sale to the local community and the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the enclosed prospectus carefully before making any investment decision.

If you are interested in purchasing shares of CBM Bancorp, Inc. common stock, please complete the enclosed stock order form and return it with full payment. You may submit your order by overnight delivery to the address indicated for that purpose on the top of the order form, or you may hand-deliver your order to the Bank’s main office at 2001 East Joppa Road, Baltimore, Maryland. You may also submit your order form by mail using the reply envelope provided. However, please know that ALL STOCK ORDER FORMS, WITH FULL PAYMENT, MUST BE RECEIVED (NOT POSTMARKED) BY 12:00 NOON, EASTERN TIME, ON [                 , 2018.] If you are considering purchasing common stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, as these orders require additional processing time to complete.

We invite you to consider this opportunity to share in our future. Our Board of Directors and Management thank you for your continued support of Chesapeake Bank of Maryland.

Sincerely,

William J. Bocek, Jr. Chairman and Chief Executive Officer	Joseph M. Solomon President and Managing Officer

Questions? - Please call our Stock Information Center, toll-free, at [SIC PHONE].

Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being sold are not savings accounts or deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

M

Dear Member:

We are writing to request your vote on an important matter.

Pursuant to a Plan of Conversion and Reorganization (the “Plan”), Banks of the Chesapeake, M.H.C. (the “MHC”) is reorganizing from the mutual holding company to the stock holding company form of organization. As a part of the Plan, CBM Bancorp, Inc., the newly formed stock holding company for Chesapeake Bank of Maryland (the “Bank”), is conducting an offering of shares of its common stock.

As a depositor of the Bank, you are also a member of the MHC and have the right to vote on approval of the Plan. Enclosed are a prospectus, a proxy statement, and other materials further describing the Plan and the offering.

Approval of the Plan requires the approval of our members. Your Board of Directors urges you to vote “FOR” approval of the Plan.

Please note that the conversion and reorganization will not result in changes to account numbers, interest rates or other terms of accounts with the Bank. Deposit accounts will not be converted to stock and will continue to be insured by the FDIC up to the maximum legal limits.

You may have received more than one proxy card, depending on the number and ownership structure of your accounts. Please vote each proxy card you received. Not voting the enclosed proxy card(s) will have the same effect as voting against the Plan. YOU MAY CAST YOUR VOTES IMMEDIATELY BY INTERNET, by following the simple instructions on your proxy card. Alternatively, to vote by mail, please sign each proxy card and mail the card(s) in the proxy reply envelope provided.

Unfortunately, although we are requesting that you vote on approval of the Plan, we regret that CBM Bancorp, Inc. is unable to offer its common stock to you, because we are unable to offer the stock for sale to persons residing in foreign countries.

If you have any questions about the Plan or voting, please refer to the enclosed materials or call our Information Center.

Our Board of Directors and Management thank you for your continued support of Chesapeake Bank of Maryland.

Sincerely,

William J. Bocek, Jr. Chairman and Chief Executive Officer	Joseph M. Solomon President and Managing Officer

Questions? - Please call our Stock Information Center, toll-free, at [SIC PHONE].

Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being sold are not savings accounts or deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

B

Dear Friend:

I am writing to tell you of an investment opportunity.

Pursuant to a Plan of Conversion and Reorganization (the “Plan”), Banks of the Chesapeake, M.H.C. (the “MHC”) is reorganizing from the mutual holding company to the stock holding company form of organization. As a part of the Plan, CBM Bancorp, Inc., the newly formed stock holding company for Chesapeake Bank of Maryland (the “Bank”), is conducting an offering of shares of its common stock. Enclosed are a prospectus, a stock order form, and other materials further describing the Plan and the offering.

Our records indicate that you were a depositor of the Bank as of the close of business on April 30, 2017 or [Supplemental Date], whose account(s) was subsequently closed. As such, you have a priority right, but no obligation, to buy shares of CBM Bancorp, Inc. common stock during our subscription offering, before the shares are made available for sale to the local community and the general public.

The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the enclosed prospectus carefully before making any investment decision.

If you are interested in purchasing shares of CBM Bancorp, Inc. common stock, please complete the enclosed stock order form and return it with full payment. You may submit your order by overnight delivery to the address indicated for that purpose on the top of the order form, or you may hand-deliver your order to the Bank’s main office at 2001 East Joppa Road, Baltimore, Maryland. You may also submit your order form by mail using the reply envelope provided. However, please know that ALL STOCK ORDER FORMS, WITH FULL PAYMENT, MUST BE RECEIVED (NOT POSTMARKED) BY 12:00 NOON, EASTERN TIME, ON [                    , 2018.] If you are considering purchasing common stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, as these orders require additional processing time to complete.

I invite you to consider this opportunity to share in our future. Our Board of Directors and Management thank you for your past support of Chesapeake Bank of Maryland.

Sincerely,

Joseph M. Solomon

President

Questions? - Please call our Stock Information Center, toll-free, at [SIC PHONE].

Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being sold are not savings accounts or deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

F

Dear Prospective Investor:

I am writing to tell you of an investment opportunity.

Pursuant to a Plan of Conversion and Reorganization (the “Plan”), Banks of the Chesapeake, M.H.C. (the “MHC”) is reorganizing from the mutual holding company to the stock holding company form of organization. As a part of the Plan, CBM Bancorp, Inc., the newly formed stock holding company for Chesapeake Bank of Maryland (the “Bank”), is conducting an offering of shares of its common stock.

I believe you may have an interest in investing in CBM Bancorp, Inc. common stock. Enclosed are a prospectus, a stock order form, and other materials further describing the Plan and the offering.

The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the enclosed prospectus carefully before making any investment decision.

If you are interested in purchasing shares of CBM Bancorp, Inc. common stock, you must complete and return the enclosed stock order form and return it with full payment. You may submit your order by overnight delivery to the address indicated for that purpose on the top of the order form, or you may hand-deliver your order to the Bank’s main office at 2001 East Joppa Road, Baltimore, Maryland. You may also submit your order form by mail using the reply envelope provided. However, please know that ALL STOCK ORDER FORMS, WITH FULL PAYMENT, MUST BE RECEIVED (NOT POSTMARKED) BY 12:00 NOON, EASTERN TIME, ON [                    , 2018.] If you are considering purchasing common stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, as these orders require additional processing time to complete.

I invite you to consider this opportunity to share in our future.

Sincerely,

Joseph M. Solomon

President

Questions? - Please call our Stock Information Center, toll-free, at [SIC PHONE].

Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being sold are not savings accounts or deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

C

To Customers and Friends of Chesapeake Bank of Maryland

Raymond James & Associates, Inc., a member of the Financial Industry Regulatory Authority, has been hired by Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland to assist them in reorganizing from the mutual holding company to the stock holding company form of organization. As a part of the reorganization, CBM Bancorp, Inc., the newly formed stock holding company for Chesapeake Bank of Maryland, is conducting an offering of shares of its common stock. Raymond James & Associates, Inc. is not affiliated with Banks of the Chesapeake, M.H.C., Chesapeake Bank of Maryland or CBM Bancorp, Inc.

At the request of CBM Bancorp, Inc., we are enclosing materials explaining the reorganization and common stock offering. Please read the enclosed prospectus carefully for a complete description of the stock offering, including the section titled “Risk Factors.” CBM Bancorp, Inc. has asked us to forward the Prospectus and accompanying documents to you in view of certain requirements of the securities laws in your state.

If you have questions regarding the reorganization and the stock offering, please call the Stock Information Center, toll free, at [SIC PHONE], Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

Sincerely,

Raymond James & Associates, Inc.

This is letter not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BD

Questions and Answers

About our Conversion, Reorganization and Stock Offering

This pamphlet answers questions about our conversion and reorganization, and the related common stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the section entitled “Risk Factors.”

THE CONVERSION

What is the conversion?

Under our Plan of Conversion and Reorganization (the “Plan”), Banks of the Chesapeake, M.H.C. (the “MHC”) is converting and reorganizing from the mutual holding company to the stock holding company form of organization. As a part of the Plan, CBM Bancorp, Inc., the newly formed stock holding company for Chesapeake Bank of Maryland (the “Bank”), is conducting an offering of shares of its common stock. Upon completion of the conversion, the common stock of CBM Bancorp, Inc. will be 100% owned by stockholders who purchase shares in the offering, and the common stock of Chesapeake Bank of Maryland will be 100% owned by CBM Bancorp, Inc. See “Summary – Our Organizational Structure and the Proposed Conversion” in the enclosed prospectus for additional details and a diagram of our corporate structure following the conversion and offering.

What are the reasons for the conversion, reorganization and offering?

Our primary reasons for converting and reorganizing from the mutual to stock holding company structure and undertaking the stock offering are to support our planned growth and strengthen our regulatory capital position with the additional capital we will raise in the stock offering; offer Chesapeake Bank of Maryland’s depositors, employees, management and directors an equity ownership interest in CBM Bancorp, Inc. and thereby obtain an economic interest in its future success; compete more effectively in the financial services marketplace; transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure; facilitate future mergers, acquisitions and expansion; and to assist with growing organically and through opportunistic acquisitions. See “The Conversion and Offering—Reasons for the Conversion, Reorganization and Offering” in the enclosed prospectus for additional discussion of the reasons for the conversion and offering.

Will members notice any change in the Bank’s day-to-day activities as a result of the conversion, reorganization and offering?

No. It will be business as usual. The conversion is a change in our corporate structure. There are no planned changes in our staffing or office locations as a result of the conversion. Customers will continue to conduct business with the Bank as they have in the past.

Will the conversion, reorganization and offering affect members’ deposit accounts or loans with the Bank?

No. The conversion, reorganization and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limit. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Why should I vote on the Plan?

Your vote “For” the Plan is very important to us. Our Board of Directors has determined that the conversion and reorganization is in the best interests of the Bank, our members and the communities we serve, for the reasons described above. The Plan cannot be implemented without receipt of member approval.

What happens if I don’t vote?

Not voting will have the same effect as voting “Against” the Plan. Approval requires the affirmative vote of the majority of all votes eligible to be cast. For this reason, failure to vote all of the proxy cards you receive will have the same effect as voting “Against” the Plan. Without sufficient favorable votes, we cannot proceed with the conversion, reorganization and offering.

How do I vote?

You can vote by internet or telephone, or by mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN”. Detailed voting instructions are included with your proxy card(s). However you choose to cast your vote, PLEASE VOTE PROMPTLY.

How many votes are available to me?

Depositors at the close of business on [VOTING DATE] are entitled to one vote for each $100 or fraction thereof on deposit. However, no member may cast more than 1,000 votes. Your proxy cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Why did I receive more than one proxy card?

If you had more than one deposit account as of [VOTING DATE], you may have received more than one proxy card, depending on the ownership structure of your accounts. These are not duplicate proxy cards. Please promptly vote each proxy card you receive. Your vote will not be counted twice.

More than one name appears on my proxy card. Who must sign?

The names reflect the title of your accounts with the Bank. Proxy cards for joint accounts require the signature of only one of the accountholders. Proxy cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

How many shares are being offered and at what price?

CBM Bancorp, Inc. is offering for sale between 2,720,000 and 3,680,000 shares of common stock (subject to increase to 4,232,000 shares) at $10.00 per share. A minimum of 2,720,000 shares must be sold for us to complete the conversion, reorganization and stock offering. Investors will not be charged a commission to purchase shares of common stock in the offering.

Who is eligible to purchase stock during the offering?

Pursuant to the Plan, non-transferable rights to subscribe for shares of CBM Bancorp, Inc. common stock in the subscription offering have been granted to eligible depositors and benefit plans of the Bank.

Subscription Offering Purchase Priorities are as follows:

Priority 1 -    Eligible Account Holders - Depositors of the Bank with aggregate deposit account balances of $50 or more at the close of business on April 30, 2017;

Priority 2 -    Tax-Qualified Plans - Our tax-qualified employee benefit plans, including Chesapeake Bank of Maryland’s employee stock ownership plan;

Priority 3 -    Supplemental Eligible Account Holders - Depositors of the Bank with aggregate deposit account balances of $50 or more at the close of business on [SUPPLEMENTAL DATE]; and

Priority 4 -    Other Members - Depositors of the Bank at the close of business on [VOTING DATE].

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in Baltimore City, Maryland and the Maryland counties of Anne Arundel, Baltimore, Carroll, Harford and Howard.

Shares not sold in the subscription and community offerings may be offered for sale through a syndicated offering to the general public.

I am eligible to subscribe for shares of common stock in the subscription offering but I am not interested in investing. May I allow someone else to use my stock order form to take advantage of my priority as a depositor of the Bank?

No. Subscription rights are non-transferable! Federal regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares to others. On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect eligible depositor’s subscription rights in the offering.

How may I buy shares during the subscription and community offerings?

Shares can be purchased by delivering a signed and completed original stock order form, together with full payment payable to CBM Bancorp, Inc. or authorization to withdraw funds from one or more of your deposit accounts with the Bank. You may submit your order by overnight delivery to the address indicated for that purpose on the top of the stock order form, or you may hand-deliver your order to Chesapeake Bank of Maryland’s main office at 2001 East Joppa Road, Baltimore, Maryland. You may also submit your order by mail using the reply envelope provided. However, please know that all orders, with full payment, must be received (not postmarked) by the order deadline. We encourage subscribers to consider in-person or overnight delivery to enhance the likelihood that your order is received before the deadline.

What is the deadline for purchasing shares?

The deadline for purchasing shares of common stock in the subscription and community offerings is 12:00 Noon, Eastern Time, on [END DATE], unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

How may I pay for the shares?

Payment for shares may be made in two ways: 1.) personal check, bank check or money order made payable to CBM Bancorp, Inc.; or 2.) authorizing us to withdraw available funds from the types of deposit accounts designated on the stock order form. There will be no penalty for early withdrawal from a certificate of deposit for the purpose of purchasing shares in the offering.

The Bank is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use a Chesapeake Bank of Maryland line of credit check or any type of third party check to pay for shares of common stock. Please do not submit cash or wire transfers. You may not designate withdrawal from accounts with the Bank with check-writing privileges; instead, please submit a check. If you request that we directly withdraw funds from an account with check writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. You may not authorize direct withdrawal from a Chesapeake Bank of Maryland retirement account. See information on IRAs below.

Will I earn interest on my funds?

Yes. If you pay by personal check, bank check or money order, you will earn interest at 0.05% per annum from the day we process your payment until the completion or termination of the offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a withdrawal from your deposit account(s) with the Bank, your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made upon completion or termination of the conversion, reorganization and offering. No penalty will be charged for early withdrawal from a Certificate of Deposit with the Bank for the purpose of paying for shares in the offering.

Are there limits to how many shares I can order?

Yes. The minimum order is 25 shares ($250). No individual, or individuals acting through a single qualifying account held jointly, may purchase more than 17,500 shares ($175,000) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, also cannot exceed 17,500 shares ($175,000) of common stock:

•	your spouse or relatives of you or your spouse living in your house;
•	most companies, trusts or other entities in which you are a senior officer, partner, trustee, or have a substantial beneficial interest; or
•	other persons who may be your associates or persons acting in concert with you.

May I use my Chesapeake Bank of Maryland individual retirement account (“IRA”) to purchase shares?

You may be able to use funds currently held in retirement accounts with the Bank. However, before you place your stock order, the funds you wish to use must be transferred from your IRA at the Bank to a self-directed retirement account maintained elsewhere by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at the Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before [END DATE], the offering deadline. Your ability to use these funds for your purchase may depend on time constraints because this type of purchase requires additional processing time, and may be subject to limitations and fees imposed by the institution where the funds are held.

May I change my mind after I place my order?

No. After receipt, your executed stock order form may not be modified, amended or rescinded without our consent, unless the offering is not completed by [EXTENSION DATE].

Will the stock be insured?

No. Like any common stock, CBM Bancorp, Inc. common stock will NOT be insured.

Will dividends be paid on the shares of common stock?

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to a number of considerations. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future. See “Our Dividend Policy” in the enclosed prospectus for additional details

How will CBM Bancorp, Inc. shares trade?

Following completion of the conversion, reorganization and offering, CBM Bancorp, Inc.’s common stock is expected to trade on the Nasdaq Market under the symbol “CBMB.” Once the shares have begun trading, you may contact a firm offering investment services to buy or sell CBM Bancorp, Inc. shares.

If I purchase shares in the offering, when will I receive my shares?

All shares of common stock sold will be issued in book entry form and held electronically on the books of our transfer agent. Stock certificates will not be issued for shares not subject to transfer restrictions. A statement reflecting ownership of shares sold in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registered address noted by them on their stock order form as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and stock offering or the next business day. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they purchased, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

HOW TO GET FURTHER INFORMATION

Where can I call to get more information?

For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at [SIC PHONE], Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

IMPORTANT NOTICE

THIS PACKAGE INCLUDES

PROXY CARD(S)

REQUIRING YOUR PROMPT ATTENTION.

IF MORE THAN ONE PROXY

CARD IS ENCLOSED,

PLEASE VOTE EACH CARD.

THERE ARE NO DUPLICATE CARDS!

THANK YOU!

First Reminder

“FOR” TODAY

PLEASE VOTE THE ENCLOSED PROXY CARD TODAY.

If you haven’t yet voted the proxy card(s) we recently mailed to you in a large white package, please vote the enclosed replacement proxy card today. Please disregard this notice if you have already voted. If you received more than one of these reminders, please vote each proxy card received. Not voting will have the same effect as voting “Against” the Plan of Conversion and Reorganization (the “Plan”).

Your Board of Directors urges you to vote “FOR” approval of the Plan of Conversion and Reorganization.

Please note:

●	Implementation of the Plan will not have any effect on your deposit accounts or loans at Chesapeake Bank of Maryland.
●	Your deposit accounts will not be converted to common stock.
●	Voting will not require you to purchase common stock during the offering.

Please VOTE BY INTERNET OR TELEPHONE TODAY, or sign and mail your proxy card in the envelope provided.

THANK YOU FOR YOUR SUPPORT!

Questions? - Call our Information Center, toll-free, at (    )          -         .

Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

PG1

Second Reminder

“FOR” TODAY

HAVE YOU VOTED YET? TIME IS RUNNING OUT.

The Special Meeting of Members of Chesapeake Bank of Maryland is on [                    , 2018]. Your proxy vote is requested before that date. Our records show that you have not yet voted all proxy card(s) mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED,

PLEASE VOTE THE ENCLOSED REPLACEMENT PROXY CARD.

YOUR VOTES WILL NOT BE COUNTED TWICE.

Your Board of Directors urges you to vote “FOR” the Plan of Conversion and Reorganization.

Please note:

●	Implementation of the Plan of Conversion Reorganization will not have any effect on your deposit accounts or loans at Chesapeake Bank of Maryland.
●	Your deposit accounts will not be converted to common stock.
●	Voting will not require you to purchase common stock during the offering.

Please VOTE BY INTERNET OR TELEPHONE TODAY, or sign and mail your proxy card in the envelope provided.

THANK YOU FOR YOUR SUPPORT!

Questions? - Call our Information Center, toll-free, at (    )          -         .

Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

PG2

Third Reminder

“FOR” TODAY

YOUR PROXY VOTE IS VERY IMPORTANT! PLEASE VOTE THE

ENCLOSED PROXY CARD TODAY.

Depending on the ownership structure of your accounts, you may have been mailed multiple proxy cards. It is important to Chesapeake Bank of Maryland that you vote all of the proxy votes you are entitled to. If you are unsure whether you have voted ALL PROXY CARDS you have received, please vote the enclosed replacement proxy card today. Your votes cannot be counted twice. However, not voting will have the same effect as voting “Against” the Plan of Conversion and Reorganization (the “Plan”).

Please follow the instructions on your proxy card to VOTE BY INTERNET OR TELEPHONE TODAY.

Your Board of Directors urges you to vote “FOR” the Plan of Conversion and Reorganization.

Please note:

●	Implementation of the Plan will not have any effect on your deposit accounts or loans at Chesapeake Bank of Maryland.
●	Your deposit accounts will not be converted to common stock.
●	Voting will not require you to purchase common stock during the offering.

THANK YOU FOR YOUR SUPPORT!

Questions? - Call our Information Center, toll-free, at (    )          -         .

Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

PG3

Date

Name1

Name2

Address1

Address2

City, State Zip

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of CBM Bancorp, Inc. common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center, toll-free, at [SIC PHONE], Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time. Please refer to your Batch# and Order# listed below when contacting our Stock Information Center.

Stock Registration:	Other Order Information:
Name1	Batch #:
Name2	Order #:
Address1	Number of Shares Requested:
Address2	Offering Priority: (subject to verification)
City, State Zip	Ownership Type:
Tax Id#: *****9999

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Purchase limitations and share allocation procedures in the event of an oversubscription are described in the prospectus dated [EFFECTIVE DATE], in the section entitled “The Conversion and Offering” under the sub-headings “Subscription Offering and Subscription Rights”, “Community Offering” and “Additional Limitations on Common Stock Purchases.”

The offering is scheduled to end at 12:00 noon, Eastern Time, on [END DATE]. It may take several weeks before stock ownership statements can be mailed and the newly issued shares begin trading. Your patience is appreciated.

Thank you for your order,

CBM Bancorp, Inc.

Description of Offering Priorities

SUBSCRIPTION OFFERING:

1.	Depositors of Chesapeake Bank of Maryland with aggregate deposit account balances of $50 or more at the close of business on April 30, 2017;

2.	Chesapeake Bank of Maryland tax qualified employee plans;

3.	Depositors of Chesapeake Bank of Maryland with aggregate deposit account balances of $50 or more at the close of business on [SUPPLEMENTAL DATE];

4.	Depositors of Chesapeake Bank of Maryland at the close of business on [VOTING DATE];

COMMUNITY OFFERING:

5.	Residents of Baltimore City, Maryland and the Maryland counties of Anne Arundel, Baltimore, Carroll, Harford and Howard; and

6.	Members of the general public.

Dear Stockholder:

I am pleased to welcome you as a stockholder of CBM Bancorp, Inc. Thank you for your investment and your confidence in our organization.

Your stock ownership statement is enclosed. Please review the statement carefully to make sure the registration name and address are correct. If you find an error or have questions about your stock registration, please contact American Stock Transfer & Trust Company LLC, (“AST”), our transfer agent.

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check. It reflects interest earned at 0.05% per annum, calculated from the date your order was processed through [CLOSING DATE].

If your stock order was paid in full or in part by authorizing a withdrawal from a Chesapeake Bank of Maryland deposit account, the withdrawal was made on [CLOSING DATE]. Until then, interest was earned at your contract rate, and the interest remains in your account.

Accessing the AST Web site is designed to be simple and secure. In order to access your CBM Bancorp stockholder account online, please follow these steps:

ONLINE ACCOUNT ACCESS:

Accessing the AST website is designed to be simple and secure. In order to access your account online, please follow these steps:

Step 1:     Go to http://www.astfinancial.com

Step 2:     Click Login located at the top right hand corner of the page.

Step 3:     Click Individuals on the login page as your user type

Step 4:     Click Register under Shareholder Central and complete the short registration process to create your unique login ID.

* Please note the following classifications of ownership do not have online access to account information: Individual IRAs, Corporate Entities, Non-Resident U.S. Citizens, Resident Aliens, and U.S. Citizens Living Abroad.

If you need assistance, click the Contact Us link. A live customer service representative may be reached via the AST Web Chat button.

TELEPHONE AND E-MAIL ASSISTANCE:

You may reach an AST representative by dialing (800) 937-5449 and selecting Option 1 or by dialing (718) 921-8124. You may also e-mail AST at help@astfinancial.com.

Customer service representatives are available 8 a.m. to 8 p.m. Eastern Time, Monday through Friday.

FOR MAIL INQUIRIES:

To contact AST via postal mail:

CBM Bancorp, Inc.

c/o American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

CBM Bancorp, Inc. common stock is quoted on the Nasdaq Market under the symbol “CBMB.” Should you wish to buy or sell CBM Bancorp, Inc. stock in the future, please contact a brokerage firm or other firm offering investment services.

Thank you for sharing in our company’s future.

Sincerely,

Joseph M. Solomon
President

[Optional – Lobby Poster – Vote]

HAVE YOU VOTED YET?

We wish to remind all eligible members to vote to approve our

Plan of Conversion and Reorganization.

•    The Plan will not result in changes to our staff or your account relationships with the Bank.

•    Your deposit accounts will continue to be insured by the FDIC up to the maximum legal limits.

•    Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting “FOR” the Plan of Conversion and Reorganization.

If you have questions about voting, call our Information Center, toll-free, at [SIC PHONE],

Monday – Friday, 10:00 a.m. to 5:00 p.m., Eastern Time.

This notice is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being sold are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

[Optional – Lobby Poster – Stock Offering]

OUR STOCK OFFERING EXPIRES

[EXPIRATION DATE].

CBM Bancorp, Inc., the proposed holding company of Chesapeake Bank of Maryland, is conducting a common stock offering.

If you are an eligible depositor of the Bank you may have priority rights to participate in the offering.

During the offering shares may be purchased directly from CBM Bancorp without paying a sales commission. However, the subscription offering for the Bank’s eligible depositors is scheduled to expire at 12:00 Noon, Eastern Time, on [EXPIRATION DATE].

If you have questions about the stock offering, call our Stock Information Center, toll-free, at [SIC PHONE],

Monday – Friday, 10:00 a.m. to 5:00 p.m., Eastern Time.

This notice is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

[Optional – Newspaper Ad – Stock Offering]

Proposed Holding Company for Chesapeake Bank of Maryland

UP TO 3,680,000 SHARES

COMMON STOCK

(subject to increase to 4,232,000 shares)

$10.00 Per Share

Purchase Price

CBM Bancorp, Inc. is conducting an offering of its common stock. During the offering, shares may be purchased directly from CBM Bancorp, Inc. without payment of a sales commission.

This offering is scheduled to expire at 12:00 Noon, Eastern Time, on [EXPIRATION DATE].

To receive a copy of the prospectus and stock order form, call our Stock Information Center, toll-free, at [SIC PHONE].

The Stock Information Center is open Monday – Friday from 10:00 a.m.

to 5:00 p.m., Eastern Time, excluding bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

START OF OFFERING

Chesapeake Bank of Maryland Website Message

Plan of Conversion and Reorganization, and Stock Offering Information

We are pleased to announce that materials were mailed on or about [DATE Of MAILING] regarding our Plan of Conversion and Reorganization, and the related stock offering by CBM Bancorp, Inc. If you were a depositor as of April 30, 2017, [OR OTHER RELEVANT DATE(S)], you may have priority rights to purchase shares in the offering and we have mailed you a packet of materials describing the reorganization and stock offering. We encourage you to read the information carefully.

If you were a depositor of Chesapeake Bank of Maryland as of [VOTING DATE], one or more proxy cards are included in your packet. We encourage you to vote ALL proxy cards as promptly as possible.

A prospectus describing the CBM Bancorp, Inc. stock offering was also enclosed. The subscription offering for eligible depositors of Chesapeake Bank of Maryland has commenced and continues until 12:00 Noon, Eastern Time, on [EXPIRATION DATE], at which time your order and payment must be received if you wish to take part in the offering.

If you have questions about the stock offering or voting your proxy cards, call our Stock Information Center, toll-free, at [SIC PHONE], Monday – Friday, 10:00 a.m. to 5:00 p.m., Eastern Time.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed the Federal Deposit Insurance Corporation or any other government agency.

END OF OFFERING

Chesapeake Bank of Maryland Website Message

Stock Issuance Information

The CBM Bancorp, Inc. stock offering closed on [CLOSE DATE]. [Language to be taken from closing press release regarding the results of the offering.]

On or about [CLOSE DATE + 1], a statement reflecting ownership of shares sold in the offering will be mailed by our transfer agent to our new stockholders at the registered address noted by them on their Stock Order Form.

On or about [REFUND MAIL DATE], interest [and refund (if applicable)] checks will be mailed to subscribers at the registered address noted by them on their Stock Order Form.

[Include next two paragraphs if the offering is oversubscribed]

Allocations are available by calling our Stock Information Center at [SIC PHONE]. Please have your order acknowledgement letter available when calling the Stock Information Center.

Notice to Subscribers not receiving all shares: Please be aware that while we believe the allocations to be final at this time, we reserve the right to make changes to allocations up to the time of trading. We recommend you verify the number of shares you received on the face of the stock ownership statement you will receive, prior to trading your shares.

Our transfer agent will be mailing all stock ownership statements and interest [and refund] checks. Our transfer agent is American Stock Transfer & Trust Company LLC. You may reach an AST representative by dialing (800) 937-5449 and selecting Option 1 or by dialing (718) 921-8124. You may also e-mail AST at help@astfinancial.com.

We anticipate trading will begin on or about [TRADE DATE] on the Nasdaq Capital Market under the symbol “CBMB”.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

VOTING SITE HYPERLINK (Optional – if hyperlink to voting site is supported)

Chesapeake Bank of Maryland Website Message

HAVE YOU VOTED YET?

IF NOT, VOTE TODAY!

Our eligible members as of [VOTING DATE] were mailed proxy card(s) and other materials requesting them to cast votes to approve our Plan of Conversion and Reorganization.

If you received proxy cards but have not yet voted, a quick way to vote is to click on “Vote Now” below. This will link you to our internet voting site.

VOTE NOW (click here)

HYPERLINK= [HYPERLINK]

Thank you for taking a moment to cast your vote online. Have your proxy card in hand so that you can enter online the Control number printed on your proxy card.

We hope that you will vote “FOR” the Plan of Conversion and Reorganization. If you have questions about voting, please call our Information Center, toll-free, at [SIC PHONE], Monday – Friday, 10:00 a.m. to 5:00 p.m., Eastern Time.

VOTE REMINDER NOTICE (Optional – if hyperlink to voting site is NOT supported)

Chesapeake Bank of Maryland Website Message

HAVE YOU VOTED YET?

IF NOT, VOTE TODAY!

Our eligible members as of [VOTING DATE] were mailed proxy card(s) and other materials requesting them to cast votes to approve our Plan of Conversion and Reorganization.

If you received proxy cards but have not voted, please follow the instructions attached to your proxy card(s) to vote by telephone or internet voting today, or sign and return your proxy card(s) in the return envelope provided.

We hope that you will vote “FOR” the Plan of Conversion and Reorganization. If you have questions about voting, please call our Information Center, toll-free, at [SIC PHONE], Monday – Friday, 10:00 a.m. to 5:00 p.m., Eastern Time.